UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

MAUI LAND & PINEAPPLE COMPANY, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MAUI LAND & PINEAPPLE COMPANY, INC.

500 Office Road

Lahaina, Hawaii 96761

(808) 877‑3351

April 2, 2024

To Our Stockholders:

We are pleased to invite you to the 2024 Virtual Annual Meeting of Stockholders, or the Annual Meeting, of Maui Land & Pineapple Company, Inc., or the Company, which will be held on Wednesday, May 15, 2024, at 10:00 a.m., Hawaii Standard Time, via conference call. To obtain the Conference Call Number and Passcode please pre-register at least two hours before the Annual Meeting begins at https://www.mauiland.com/investors and upon registration you will be provided with the Annual Meeting information. To pre-register for the Annual Meeting, you will need the control number found on the upper right-hand corner of the proxy card included in the proxy materials. The attached notice and proxy statement describe the formal business to be transacted at the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, at http://www.edocumentview.com/MLP. On April 2, 2024, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions regarding how you may request a paper copy of these materials by mail, telephone or email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

The accompanying proxy statement provides information regarding the matters we are asking you to consider and vote upon at the Annual Meeting, which are:

1.	the election of seven directors to serve for a one‑year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	the approval, on a non‑binding advisory basis, of the compensation paid to our named executive officers;

3.	the ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024; and

4.	the transaction of such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors of the Company, or the Board, has set March 21, 2024, as the record date, or the Record Date, for the Annual Meeting. Only stockholders of record as of the close of business on the Record Date will be able to attend and vote during the Annual Meeting. A list of our stockholders of record as of the close of business on the Record Date will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 500 Office Road, Lahaina, HI 96761.

The Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each matter to be considered.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying proxy statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

Thank you for your continued support of Maui Land & Pineapple Company, Inc.

Sincerely,

/s/ R. SCOT SELLERS
R. Scot Sellers
Chairman of the Board of Directors

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials:

April 2, 2024

GENERAL INFORMATION REGARDING THE ANNUAL MEETING	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE FOR A ONE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED	8
INFORMATION REGARDING DIRECTOR NOMINEES	9
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	12
INFORMATION REGARDING COMMITTEES OF THE BOARD	13
PROPOSAL 2: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	15
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
DIRECTOR COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024	27
REPORT OF THE AUDIT COMMITTEE	28
HOUSEHOLDING OF PROXY MATERIALS	29
ADDITIONAL INFORMATION	30
OTHER MATTERS	31

PROXY STATEMENT

FOR

2024 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

OF

MAUI LAND & PINEAPPLE COMPANY, INC.

500 Office Road

Lahaina, Hawaii 96761

(808) 877‑3351

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

This proxy is solicited on behalf of the Board of Directors, or the Board, of Maui Land & Pineapple Company, Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the 2024 Virtual Annual Meeting of Stockholders, or the Annual Meeting, to be held virtually on Wednesday, May 15, 2024, at 10:00 a.m., Hawaii Standard Time, via conference call. To obtain the Conference Call Number and Passcode please pre-register at least two (2) hours before the Annual Meeting begins at https://www.mauiland.com/investors and upon registration you will be provided with the Annual Meeting information. To pre-register for the Annual Meeting, you will need the control number found on the upper right-hand corner of the proxy card included in the proxy materials. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

As used in this Proxy Statement, the terms the “Company,” “we,” “our” and “us” refer to Maui Land & Pineapple Company, Inc.

Notice of Internet Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission, or the SEC, “notice and access” rules, which allow companies to furnish their proxy materials over the Internet, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the proxy materials on or about April 2, 2024. We sometimes refer to this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the 2023 Annual Report, and the proxy card, together as the “Proxy Materials.”

We will also provide access to the Proxy Materials over the Internet on or about April 2, 2024. You may read, print and download the Proxy Materials at http://www.edocumentview.com/MLP.

Because we are furnishing the Notice to our stockholders of record, you will not receive printed Proxy Materials unless you request them. Instead, the Notice instructs you on how to access and review all the important information contained in the Proxy Materials electronically. It also instructs you on how you may submit your proxy over the Internet, by toll-free number, or virtually at the Annual Meeting. After receiving the Notice, stockholders can request to receive a paper copy of the Proxy Materials by mail. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

Voting Eligibility and Procedures

Holders of record of shares of our common stock, par value $0.0001, at the close of business on March 21, 2024, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of our common stock, with each share entitling its owner to one vote per share on each matter properly brought before the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

Holders of Record - If, on the Record Date, your shares of common stock of the Company, par value $0.0001, or our common stock, were registered directly in your name with our transfer agent, Computershare Limited, then you are a “holder of record.” As a holder of record, you may vote at the virtual Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice. If you are a holder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by the Board on all matters described in this Proxy Statement. Race A. Randle and Wade K. Kodama, the designated proxyholders, are members of our management.

Beneficial Owners - If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, or a Nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that Nominee. The Nominee holding your account is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your Nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, if you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a control number from your Nominee. Please contact your Nominee directly for additional information.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal corporate office at 500 Office Road, Lahaina, Hawaii 96761 for the ten days prior to the Annual Meeting.

Shares Outstanding and Quorum

As of the Record Date, approximately 19,680,996 shares of our common stock were issued and outstanding. Votes cast by proxy or via conference call at the Annual Meeting will be tabulated to determine whether or not a quorum is present for the transaction of business at the meeting. A quorum will exist if a majority of shares of our common stock issued and outstanding as of the Record Date are represented at the meeting, either virtually via conference call or by proxy.

Proxies

Shares of our common stock represented by properly executed proxies received by us at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If no directions are given by a proxy, shares represented thereby will be voted in favor of: (i) the election of Glyn Aeppel, Stephen M. Case, John Sabin, R. Scot Sellers, Anthony P. Takitani, A. Catherine Ngo and Ken Ota as directors to serve for a one-year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified; (ii) the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers; (iii) the ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024; and (iv) the transaction of such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof. Our Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Proposals

At the Annual Meeting, stockholders will act upon the following proposals:

1.	the election of seven directors to serve for a one‑year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	the approval, on a non‑binding advisory basis, of the compensation paid to our named executive officers;

3.	the ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024; and

4.	the transaction of such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

Board Recommendations

The Board recommends you vote:

1.

“FOR” the election of Glyn Aeppel, Stephen M. Case, John Sabin, R. Scot Sellers, Anthony P. Takitani, A. Catherine Ngo and Ken Ota to each serve for a one‑year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	“FOR” the approval, on a non‑binding advisory basis, of the compensation paid to our named executive officers; and
3.	“FOR” the ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024.

Voting Requirements to Approve each Proposal

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of withheld votes, votes against, abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES
Proposal No. 1: To elect seven directors to serve for a one-year term to expire at the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified

Requires a plurality of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors (assuming that a quorum is present). This means that the seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

		A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.
Proposal No. 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers

Requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter (assuming that a quorum is present).

		An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes entitled to vote on this proposal, and will have no effect on the outcome of the vote on this proposal.
Proposal No. 3: To ratify the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024

Requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter (assuming that a quorum is present).

		An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other Nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes to result for this proposal.

Abstentions and Broker Non‑Votes

Abstentions

When an eligible voter attends the Annual Meeting via conference call but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxies that indicate “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are deemed present and entitled to vote for purposes of establishing a quorum;

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non‑Votes

If you are the beneficial owner of shares held in “street name” by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. “Broker non‑votes” occur when shares held by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) such proposal is a non‑routine proposal for which the Nominee lacks the discretionary authority to vote the shares. Whether a proposal is routine or non‑routine is determined under the rules of the New York Stock Exchange, or NYSE. Thus, when no voting instructions are received and a Nominee lacks the discretion to vote on his or her clients’ behalf, Nominees are generally required to return the proxy (or a substitute) marked with an indication that the Nominee lacks voting power over that particular proposal. This type of response is known as a “broker non‑vote.” We will treat broker non‑votes as follows:

•	broker non‑votes are deemed present and entitled to vote for purposes of establishing a quorum;

•	broker non‑votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority (or some other percentage) of the shares present and entitled to vote on the matter (even though the same shares may be considered present for quorum purposes and may be entitled to vote on such matters). Thus, a broker non‑vote will not affect the outcome of the voting on a proposal that requires the affirmative vote of a plurality or a majority (or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal for approval; and

•

broker non‑votes will have the same effect as a vote against a proposal that requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares or entitled to vote.

Revocation of Proxy

If you are a stockholder of record and vote by proxy, you may revoke your proxy at any time before it is voted by:

•	signing and returning another proxy card bearing a later date;

•	submitting another proxy on the Internet or by telephone (your latest telephone or Internet voting instructions are followed); or

•	submitting written notice of revocation to our chief financial officer prior to or at the Annual Meeting or voting at the Annual Meeting.

Your attendance at the Annual Meeting via conference call will not have the effect of revoking your proxy unless you give written notice of revocation to our chief financial officer before the polls are closed. Any written notice revoking a proxy should be sent to our chief financial officer at 500 Office Road, Lahaina, Hawaii 96761, and must be received before the polls are closed.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the Annual Meeting, your vote via conference call at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee in advance of the Annual Meeting.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing (when requested) of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

Result Announcement

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Stockholder Proposals and Nominations

Under Rule 14a‑8(c) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, proposals of stockholders intended to be presented pursuant to Rule 14a‑8 under the Exchange Act must be received at our principal corporate office at 500 Office Road, Lahaina, Hawaii 96761 on or before December 3, 2024 in order to be considered for inclusion in our proxy statement and proxy card for the 2025 annual meeting of stockholders, or the 2025 Annual Meeting.

Our Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made other than under Rule 14a‑8. Compliance with these requirements will entitle the proposing stockholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to our Secretary. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. Stockholder notices of any proposals or nominations intended to be considered at the 2025 Annual Meeting will be timely under our Bylaws only if received at our principal corporate office no earlier than January 15, 2025, and no later than February 14, 2025. However, if the 2025 Annual Meeting is called for a date that is not within 30 days before or 60 days after May 16, 2025, any such notice will be timely only if it is received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the date of the public disclosure of the date of our 2025 Annual Meeting, pursuant to the conditions described in our Bylaws.

To be in proper written form, a stockholder’s notice concerning a proposal to be presented at an annual meeting must comply with the terms of our Bylaws and set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person, as defined in our Bylaws;

•

the class and number of shares of the Company that held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Company

•	any material interest of the stockholder or a Stockholder Associated Person in such business; and

•

a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal.

To be in proper written form, a notice concerning a nomination for election to the Board must comply with the terms of our Bylaws and set forth as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of our stock that are held of record or are beneficially owned by the person and any derivative positions held or beneficially held by the nominee;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

•

a description of all arrangements or understandings between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the board of directors;

•

a written statement executed by the person acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the stockholder giving the notice:

•	the name and address, as they appear on the Company’s books, of the stockholder proposing a director nomination and any Stockholder Associated Person of such stockholder;

•

the class and number of shares of the Company that held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Company;

•	any material interest of the stockholder or a Stockholder Associated Person in such business;

•

a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such person; and

•

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Upon request by the Board, any person nominated by a stockholder for election as a director must provide the Secretary: (i) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee

Any notice concerning proposals or nominations sought to be considered at an annual meeting should be addressed to our Secretary at our principal executive office, located at 500 Office Road, Lahaina, Hawaii 96761. The full text of the Bylaws provisions referred to above, which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting, may be obtained by contacting our chief financial officer at the foregoing address, by telephone at 808‑665‑5452, or e‑mail at wade@mauiland.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors,” and elsewhere, in our 2023 Annual Report. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

MATTERS TO BE VOTED UPON

PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE FOR A ONE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

General Information

Our Board currently consists of seven members who were elected or appointed for a one‑year term or until their successors are elected or appointed and qualified. On December 14, 2023, the Board approved an increase of the size of the Board from five members to seven to be effective as of January 1, 2024. The appointed directors, effective January 1, 2024 were Ms. A. Catherine Ngo and Mr. Ken Ota. Based upon the recommendation of our Nominating and Governance Committee, the Board has nominated the following individuals for election to the Board for the term that ends at the 2025 Annual Meeting: Mses. Glyn Aeppel and A. Catherine Ngo, and Messrs. Stephen M. Case, John Sabin, R. Scot Sellers, Anthony P. Takitani and Ken Ota, all the nominees currently serve on the Board.

In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable to serve.

It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting. We expect that all of our Director Nominees will attend the Annual Meeting.

Set forth below is biographical information for each Director Nominee for election at the Annual Meeting. There are no family relationships among any of our directors or executive officers.

Recommended Vote

The election of each of our Director Nominees requires a plurality of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR,” or “WITHHOLD” with respect to this Proposal 1. A “WITHHOLD” vote with respect to a Director Nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other Nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN PERSONS NOMINATED BY OUR BOARD TO SERVE FOR A ONE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL EACH SUCCESSOR IS ELECTED AND QUALIFIED.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information sets forth the names, ages and positions of our Director Nominees.

Name	Age	Position
Glyn Aeppel (1)(3)	65	Director
A. Catherine Ngo (1)(4)	63	Director
Stephen M. Case (2)	65	Director
John Sabin (2)(3)	69	Director
R. Scot Sellers (2)(4)	67	Chairperson of the Board
Anthony P. Takitani (1)(3)	69	Director
Ken Ota (1)(3)(4)	54	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.
(4)

On December 14, 2023, the Board approved the appointments of A. Catherine Ngo and Ken Ota to serve as a member of the Board of Directors, effective January 1, 2024, with a term that expires at the Annual Meeting. The Board also approved committee assignments to add A. Catherine Ngo to serve on the Audit Committee, Ken Ota to serve on the Audit Committee and Nominating and Governance Committee, and R. Scot Sellers to step down from serving on the Audit Committee.

Directors

Our Board is currently comprised of seven members, seven of whom were elected or appointed to serve for the term until our Annual Meeting, or until their successors are elected or appointed and qualified. On December 14, 2023, the Board approved an increase in the authorized number of directors, increasing the size of the Board from five directors to seven directors, effective at January 1, 2024. The following biographical information discloses the age, business experience and other directorships held during the past five years for our Director Nominees. It also includes the experiences, qualifications, attributes and skills that led to the conclusion that the individual should serve as our director.

Glyn Aeppel

Ms. Aeppel has served as a director on the Board since July 2022. Ms. Aeppel is president and chief executive officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as chief investment officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as executive vice president of acquisitions and development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of Simon Property Group (NYSE:SPG), where she is chair of the Governance and Nominating Committee, and AvalonBay Communities, Inc. (NYSE:AVB), where she is a member of the Nominating, Governance and Corporate Responsibility Committee and the Investment and Finance Committee. She also serves on the board of Concord Hospitality Enterprises, Exclusive Resorts LLC, and Gilbane Inc., all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc. Aeppel holds a Master of Business Administration from Harvard Business School, and a Bachelor of Arts Honors in Economics and Government from Principia College.

Ms. Aeppel’s extensive real estate, leadership and board experience make her very well qualified for her role on our Board.

Stephen M. Case

Mr. Case has served as a director on the Board since December 2008. Mr. Case has also served as chairman and chief executive officer of Revolution LLC, an investment firm, since April 2005; as a partner of Revolution Growth II, LP, a growth‑stage investment firm, since August 2011; as a partner of Revolution Growth III, LP, a growth‑stage investment firm, since June 2015; as a partner of Revolution Growth IV, LP, a growth-stage investment firm, since November 2020; as a partner of Revolution Ventures II, LP, an early‑stage technology investment firm, since July 2013; as a partner of Revolution Ventures III, LP, an early-stage technology investment firm, since November 2018; as a partner of Rise of the Rest Seed Fund, LP, a revolution early-stage investment firm, since November 2017; as a partner of Rise of the Rest Seed Fund II, LP, a revolution early-stage investment firm, since March 2019; as a partner of Rise of the Rest Real Estate Management Company since December 2019; as a member of the board of directors of Sweetgreen, Inc., a public food company, from December 2013 to June 2022; and as chairman of Exclusive Resorts LLC, a membership‑based luxury real estate company, since November 2004. From June 2014 to July 2019, Mr. Case served on the board of Revolution Foods, a public benefit corporation in the food industry. He also served on the board of Bloom Energy Corporation, a public company focused on generating sustainable energy, from July 2014 to March 2016, and the board of BigCommerce Holdings, Inc., an ecommerce platform, from July 2013 to October 2015. From December 2010 to March 2013, Mr. Case served on the board of Zipcar, Inc., a public car-sharing company. Mr. Case was chairman of the board of Time Warner, Inc., a public media and entertainment company, from January 2001 to May 2003. He was also chairman of the board and chief executive officer of America Online, Inc., a public internet company from 1995 to January 2001 and from 1993 to 1995, respectively. Mr. Case holds a Bachelor of Arts in Political Science from Williams College.

Mr. Case is an experienced business leader, whose experience leading other public companies further augments his range of knowledge, providing experience on which he can draw while serving on our Board. In addition, Mr. Case also brings the perspective of our largest stockholder to the Board.

John Sabin

Mr. Sabin has served as a director on the Board since July 2022. Mr. Sabin is chief financial officer at Revolution LLC, a private investment firm. Prior to joining Revolution, he was the executive vice president, chief financial officer, and general counsel for Phoenix Health Systems, a healthcare information technology outsourcing and consulting company, where he was responsible for the company’s finance, accounting, contracting and legal functions. Mr. Sabin previously served in senior finance positions with Marriott, Manor Care Choice Hotels, as well as smaller firms including a venture capital firm and a biotech company. He was the chief financial officer for two public hospitality companies and presently serves as an independent director of Hersha Hospitality Trust, a publicly traded real estate investment trust in the hospitality sector. Mr. Sabin received a  Bachelor of Science in Accounting and a Bachelor of Science in University Studies from Brigham Young University and holds a Juris Doctor from J. Reuben Clark Law School and a Master of Business Administration and  Master’s of Accountancy from Marriott School of Management. Mr. Sabin is a member of the American Bar Association and the American Institute of Certified Public Accountants and is a licensed attorney and certified public accountant.

Mr. Sabin’s extensive business experience, certified public accounting experience, legal experience in the hospitality industry and board experience make him very well qualified for his role on our Board.

R. Scot Sellers

Mr. Sellers was appointed to serve as a director on the Board and Chairperson of the Board, effective April 2023. Since May 2018, Mr. Sellers served as an Advisory Director at Milhaus, a developer of innovative apartment communities in multiple cities in the United States. Mr. Sellers has also served on the board of Howard Hughes Corporation, a developer of high-quality master planned communities, including the award-winning Ward Village community in Honolulu, Hawaii, since November 2010.  Since July  2010, Mr. Sellers has served on the board of the Irvine Company, an owner/developer and operator of some of the highest quality real estate in Coastal California. Mr. Sellers was the chairman of the board and chief executive officer of Archstone Communities, a public global real estate company with operations in multiple cities across the United States and Europe from January 1997 to February 2013 and served as chief investment officer from February 1993 to January 1997.  During his twenty-year tenure, Mr. Sellers and his team grew the company from $250 million in assets to over $22 billion in assets, while providing outstanding returns to stockholders. He received a Master of Business Administration from Stanford University and a Bachelor of Science in Biochemistry from Lewis and Clark College.

Mr. Sellers’ extensive real estate, leadership and board experience make him very well qualified for his role on our Board.

Anthony P. Takitani

Mr. Takitani has served as a director on the Board since April 2015. Mr. Takitani is an attorney and partner of the law firm Takitani Agaran Jorgensen and Wildman LLP, a firm specializing in real estate, commercial and personal injury law in Maui, Hawaii. Mr. Takitani has also served two terms as a legislator in the State of Hawaii House of Representatives from 1978 to 1982. From 1994 to present, he continues to serve on the board of Maui Health Systems, a not-for-profit organization dedicated to providing affordable healthcare services. Mr. Takitani is very involved in the Maui community, having served on numerous non-profit boards for organizations such as the Maui Arts & Cultural Center. Mr. Takitani received a Juris Doctor from Southwestern University School of Law in Los Angeles and a Bachelor of Arts in Political Science from University of Hawaii at Manoa.

Mr. Takitani’s extensive legal background, experience as a legislator and involvement in the Maui community make him a valuable asset on our Board.

A. Catherine Ngo

Ms. Ngo was appointed to serve as a Director on the Board effective January 1, 2024. She is an expert in finance, technology, and law, with decades of experience in the public, private and nonprofit sectors. She currently serves as the chair of Central Pacific Financial Corp (NYSE: CPF), and was previously executive vice chair. Prior to that, she served as president and chief executive officer of Central Pacific Bank for seven years. Ngo was also a founding general partner of Startup Capital Ventures, an early-stage venture capital firm established in 2005. A graduate of the University of Virginia School of Law, Ms. Ngo started her career in private law practice for seven years, then joined Silicon Valley Bank (SVB) as executive vice president and general counsel until 2005, where she also oversaw the operations and risk divisions of the company. Ms. Ngo is actively involved in several prominent boards and committees including Queen’s Health Systems, Hawaiʻi Community Foundation, and Catholic Charities of Hawaiʻi. She also serves as a board member for Hawaiʻi Gas, chairs the Federal Reserve Bank Community Depository Institutions Advisory Council (FRB CDIAC) for the 12th District, and is a member of the National FRB CDIAC in Washington, D.C.

Ms. Ngo’s extensive, leadership, financial, legal and board experience make her very well qualified for his role on our Board.

Ken Ota

Mr. Ota was appointed to serve as a Director on the Board effective January 1, 2024.He has more than three decades of experience in the construction industry and has become a local expert in water-related infrastructure. Mr. Ota founded and led Pacific Pipe Company as president and chief executive officer. In 2021, Pacific Pipe Company was acquired by Core and Main, Inc. (NYSE: CNM), one of the world’s leading distributors of water, wastewater, storm drainage and fire protection products, where Mr. Ota continues to serve as Hawai‘i Area Director. Mr. Ota is an active member of the Maui community and currently serves on the State of Hawaiʻi Licensing Board of Engineers, Architects, Surveyors, and Landscape Architects as well as the Alexander & Baldwin Sugar Museum. He is also a board member of the private equity and real estate company, Tradewind Capital. Mr. Ota graduated from the University of Hawai‘i at Manoa with a bachelor’s degree in Business Finance.

Mr. Ota’s extensive business, construction and water systems expertise and involvement in the Maui community make him a valuable asset on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Communications with the Board

All stockholders and interested parties wishing to submit written communications to our management and non‑management directors should address their communications to: Board of Directors of Maui Land & Pineapple Company, Inc., or to the specified individual director, c/o Chief Financial Officer, 500 Office Road, Lahaina, Hawaii 96761. All such correspondence will be forwarded to the specified director or in the absence of such specification, to our lead independent director or chairperson.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. We also utilize an ethics reporting email and voice system which is monitored by the Audit Committee of the Board of Directors. Our Code of Business Conduct and Ethics is available on our website at www.mauiland.com under the Investor Relations section of the website. We will promptly disclose on our website the nature of any amendment to, or waiver or implicit waiver from, our Code of Business Conduct and Ethics that applies to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Leadership Structure and Risk Oversight

Our Board does not have a policy on whether the same person should serve as both our chief executive officer and chairperson of the Board or whether the chairperson should be a non‑employee director. Our Board believes it should have the flexibility to determine the most appropriate leadership for the Company at any given time. Over the past several years, we have had different leadership structures reflecting our circumstances at the time. Previously, Mr. Warren H. Haruki served as both chairperson of the Board and chief executive officer, which the Board believed was appropriate, given Mr. Haruki’s experience in serving in both of these roles, his strong leadership capability and the efficiency of having the roles combined. However, effective March 31, 2023, Mr. Haruki stepped down as chairperson of the Board and chief executive officer of the Company. Effective April 1, 2023, Race Randle was appointed as chief executive officer and Mr. R. Scot Sellers was appointed to serve as chairperson of the Board. Therefore, effective as of April 1, 2023, the roles of chief executive officer and chairperson were separated, and following the date of the Annual Meeting, it is anticipated that the roles of chief executive officer and chairperson will continue to be separated. The Board believes this leadership structure is appropriate because Mr. Sellers has extensive experience as a chief executive officer and leader in the real estate industry and the segregation of duties between the chairperson of the Board and chief executive officer will facilitate oversight and risk mitigation efforts by the Board.

Previously, whenever the chairperson was an employee of the Company, the Board selected a “lead independent director.” The Company does not currently have a lead independent director. We believe this leadership structure is appropriate because Mr. Sellers was elected to the Board and named the chairperson of the Board at the previous Annual Meeting. There exists an appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Our Audit Committee oversees our risk management functions, the purpose of which is to identify potential events and risks that may affect our business and objectives including, without limitation, financial, cybersecurity and compliance risks. To fulfill this duty, the Audit Committee works with our independent internal auditors and management to highlight significant enterprise‑wide risks, to establish operational plans to control and mitigate risks and to monitor and review the risk management function. Our Audit Committee discusses its findings with the Board and consults with the Board on all major decisions.

Family Relationships

Set forth below is biographical information for each Director Nominee for election at the Annual Meeting. There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

No Hedging or Pledging Policy

Our Insider Trading Policy, which was previously adopted by the Board, prohibits our directors, officers, employees and consultants from hedging the economic interest in our securities, and from pledging our securities, except for certain pledges of securities as collateral for loans with the prior approval of our chief executive officer.

INFORMATION REGARDING COMMITTEES OF THE BOARD

Our Board has established three standing committees: our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee. Our Board has approved a written charter for each of these committees, and each such charter, as well as our Corporate Governance Guidelines, are posted on our website at www.mauiland.com/investor.shtml.

The table below lists each director’s and Director Nominees' committee memberships and the chairperson of each Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Glyn Aeppel	X (1)(4)		X
Stephen M. Case		X
A. Catherine Ngo (3)	X (2)(3)
John Sabin		X (1)	X
R. Scot Sellers	(3)	X
Anthony P. Takitani	X		X (1)
Ken Ota (3)	X (3)		X (3)

(1)	Current Chairperson.

(2)	Chairperson following the election of directors at the Annual Meeting.

(3)

On December 14, 2023, the Board approved the appointments of A. Catherine Ngo and Ken Ota to serve as a member of the Board of Directors, effective January 1, 2024, with a term that expires at the Annual Meeting. The Board also approved committee assignments to add A. Catherine Ngo to serve on the Audit Committee, Ken Ota to serve on the Audit Committee and Nominating and Governance Committee, and R. Scot Sellers to step down from serving on the Audit Committee.

(4)	Ms. Aeppel will step down as Chairperson following the election of directors at the Annual Meeting but remain on the Committee as a member. Ms. Ngo will be the Audit Committee Chair succeeding Ms. Aeppel.

Board and Committee Meetings

During 2023, the Board held four meetings; our Audit Committee held five meetings; our Compensation Committee held four meetings; and our Nominating and Governance Committee held two meetings. Our Board and each committee conduct annual self‑evaluations of their effectiveness. In 2023, all directors attended 100% of the aggregate meetings of the Board and committees on which they serve. Board members are encouraged, but not required, to attend our annual meetings. Each of the directors attended the 2023 Annual Meeting of Stockholders.

Audit Committee

Members of our Audit Committee during 2023 were Ms. Aeppel (Chairperson), Messrs. Sellers and Takitani. Effective January 1, 2024, members of our Audit Committee were Mses. Aeppel (Chairperson) and Ngo, Messrs. Takitani and Ota. Following the election of directors at the Annual Meeting, members of our Audit Committee will be Mses. Ngo (Chairperson) and Aeppel and Messrs. Takitani and Ota. Our Board has determined that all of the above-mentioned Audit Committee members, current and anticipated, are independent, as defined by the listed company standards of the NYSE and by the rules of the SEC. Our Board has determined that all above mentioned Audit Committee members, current and anticipated, are “audit committee financial experts” as defined in the rules and regulations of the SEC.

Our Audit Committee is responsible for, among other things, monitoring the integrity of our consolidated financial statements, our system of internal accounting controls and financial reporting processes, and the overall performance of our internal auditors. Our Audit Committee is also responsible for hiring, determining compensation for, and reviewing the independence and performance of, our independent registered public accounting firm.

Compensation Committee

Members of our Compensation Committee are currently Messrs. Sabin (Chairperson), Sellers and Case. Following the election of directors at the Annual Meeting, members of our Compensation Committee will continue to be Messrs. Sabin (Chairperson), Sellers and Case. Our Board has determined that all of the above-mentioned Compensation Committee members, current and anticipated, are independent, as defined by the listed company standards of the NYSE and by the rules of the SEC.

Our Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of our named executive officers and directors. Compensation recommendations regarding the named executive officers (except for the chief executive officer) and directors are generally provided to our Compensation Committee by our chief executive officer and approved by the Compensation Committee. Our chief executive officer’s total compensation is recommended by our Compensation Committee and approved by the Board. Our Compensation Committee generally retains the services of a compensation consultant to evaluate the compensation of our named executive officers and directors.

Our Compensation Committee has the sole authority to retain and terminate outside counsel and other outside experts or consultants, at our expense, as deemed appropriate.

Nominating and Governance Committee

Members of our Nominating and Governance Committee in 2023 were Messrs. Takitani (Chairperson), Sabin and Ms. Aeppel. Effective January 1, 2024, members of our Audit Committee were Messrs. Takitani (Chairperson), Sabin and Ota and Ms. Aeppel. Following the election of directors at the Annual Meeting, members of our Nominating and Governance Committee will continue to be Messrs. Takitani (Chairperson), Sabin and Ota, and Ms. Aeppel. Our Board has determined that all of the above-mentioned Nominating and Governance Committee members, current and anticipated, are independent, as defined by the listed company standards of the NYSE and by the rules of the SEC.

Our Nominating and Governance Committee identifies, evaluates, and recommends qualified candidates to the Board for nomination and election. Our Nominating and Governance Committee’s policy with respect to director candidates recommended by stockholders is that it will consider any such director candidates on the same basis as candidates identified by the Nominating and Governance Committee. Should a stockholder be interested in recommending a director candidate, the stockholder shall address the names and resumes of prospective directors to the Nominating and Governance Committee of Maui Land & Pineapple Company, Inc., c/o Chief Financial Officer, 500 Office Road, Lahaina, Hawaii 96761.

The criteria that will be applied in evaluating any candidate considered by our Nominating and Governance Committee, including those recommended by stockholders, includes whether or not the candidate:

•	is familiar with the communities of Maui and Hawaii in general;

•	possesses personal and professional integrity, sound judgment and forthrightness;

•	has sufficient time and energy to devote to our affairs;

•	is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

•	has an open‑minded approach to, and the resolve to independently analyze, matters presented for consideration;

•	will add specific value by virtue of particular technical expertise, experience or skill relevant to our business; and

•

understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non‑profit organizations, the professions or government.

Policy for Consideration of Director Nominees

Our Nominating and Governance Committee has not adopted any formal diversity policy with respect to the nomination of qualified director candidates. However, our Nominating and Governance Committee may consider diversity, broadly defined to include a diversity of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, in the context of the requirements of the Board at any specific point in time.

Our Nominating and Governance Committee identifies nominees for positions on the Board by requesting names of potential candidates from the other Board members and from our executive officers. The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, our Nominating and Governance Committee, in consultation with the chairperson of the Board, reviews each director’s continuation on the Board as a regular part of the nominating process.

Our Nominating and Governance Committee is authorized by its charter to retain a third-party search firm to identify potential nominees to the Board. Our Nominating and Governance Committee reviews resumes of interested candidates and selects those that pass the initial screening for personal interviews, screening, and for final recommendation to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors, and beneficial owners of more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC and to furnish us with copies of such reports. To our knowledge, based solely upon a review of such reports and amendments thereto received by us during or with respect to the most recent fiscal year and upon written representations regarding all reportable transactions, we believe that all Section 16(a) reports were filed on a timely basis with the exception of:

●	The Forms 4 for each of Scot Sellers, Glyn Aeppel, Stephen Case, Anthony Takitani, and John Sabin for the stock options granted on May 16, 2023;
●	The Forms 4 for each of Anthony Takitani, Arthur Tokin, David Heenan, John Sabin, Glyn Aeppel, and Stephen Case for the stock issued on May 16, 2023; and
●	The Forms 4 for each of Wade Kodama, Paulus Subrata, Scott Kodama, and Warren Haruki for the stock issued on March 31, 2023.

PROPOSAL 2: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to cast a non-binding, advisory vote of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to SEC compensation disclosure rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to vote on our executive compensation. At our 2019 Annual Meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. Our Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.

Summary

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located, and it can be particularly challenging for companies with limited operating histories to recruit and retain executives, and other key employees, with the development and real estate experience necessary to achieve our goals.

In developing our executive compensation program, our Compensation Committee is guided by the following goals and principles:

●

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

●	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size and stage of growth; and

●

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our common stock.

For additional information regarding our executive compensation program, please refer to the section of this Proxy Statement entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion.

Proposal

In accordance with Section 14A of the Exchange Act, the Board is asking our stockholders to indicate their support, on a non-binding, advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by casting a vote “FOR” the following resolution:

“Resolved, our Stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as described in the Proxy Statement for our 2024 Annual Meeting of Stockholders, including the section entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion, including the compensation table and narrative discussion.”

Effect of Proposal

As an advisory vote, this proposal is not binding upon the Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge our stockholders to carefully review the “Summary Compensation Table” and related narrative disclosure below, which describes the compensation paid to our named executive officers. Our Board and Compensation Committee believe that the compensation paid to our named executive officers, as described in this Proxy Statement, is effective in achieving our compensation objectives.

Recommended Vote

The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a non-routine matter under NYSE rules. A bank, broker or other Nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes entitled to vote on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

The following information sets forth the names, ages and positions of our executive officers.

Name	Age	Present Position
Executive Officers
Race Randle (1)	42	Chief Executive Officer (Principal Executive Officer)
Wade K. Kodama	59	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)
Warren H. Haruki (2)	71	Former Chief Executive Officer and Chairperson of the Board
Paulus Subrata (3)	44	Former Vice President

(1)	Effective April 1, 2023, Mr. Randle was appointed as chief executive officer, as well as the Company’s principal executive officer.
(2)	Effective March 31, 2023, Mr. Haruki separated employment as chief executive officer and as a member and chairperson of the Board.
(3)	Effective June 20, 2023, Mr. Subrata separated employment as Vice President of the Company.

The following provides certain biographical information with respect to each of our executive officers who is not a director.

Race Randle

Mr. Randle has served as our chief executive officer since April 1, 2023. Mr. Randle previously served as an executive vice president of Lendlease, a publicly traded, global real estate company. He has also served on the Hawaii advisory board for The Trust for Public Land since 2017. From December 2012 to March 2021, Mr. Randle served various roles, including senior vice president, for The Howard Hughes Corporation, a publicly traded real estate development and management company, where he played a pivotal role in redeveloping Ward Village in Honolulu, Hawaii. Mr. Randle received a Master of Business Administration and Bachelor of Science in Civil Engineering from California Polytechnic University, San Luis Obispo.

Wade K. Kodama

Mr. Kodama joined the Company as chief financial officer in October 2021. Mr. Kodama previously served as the chief financial officer of Hawaii Unified Industries from July 2019 to September 2021. From 2018 to April 2019, Mr. Kodama was the vice president of Finance at Grace Pacific, LLC, a road building, paving and quarrying company in the State of Hawaii and a subsidiary of Alexander and Baldwin, a publicly traded corporation. From 2016 to 2018, Mr. Kodama served as the project controller for Shimmick/Traylor/Granite, a joint venture responsible for the construction of a $985 million Honolulu Rail Transit contract for the City & County of Honolulu. From 2012 to 2016, he served as vice president of Finance and chief information officer of Weeks Marine, an $800 million dollar a year dredging and marine construction company based out of Cranford, New Jersey. From 2007 to 2012, Mr. Kodama was the chief financial officer and vice president of Finance at Watts Constructors, a $300 million defense and civil contractor and a wholly owned subsidiary of The Weitz Company. Mr. Kodama also serves as the treasurer and board member of Parents and Children Together, a 401c(3) to serve early education needs and family services for underprivileged youth. Mr. Kodama holds a Bachelor of Business Administration, Accounting from University of Hawaii at Manoa.

Warren H. Haruki

Mr. Haruki served as our chief executive officer from May 2009 and Chairperson of the Board since January 2009 until his separation from the Company effective March 31, 2023. He was a director on the Board since 2006.

Paulus Subrata

Mr. Subrata served as vice president of the Company from February 2019 until his separation from the Company on June 20, 2023. From 2012 to 2019, Mr. Subrata served as our controller, and from 2010 to 2012, he served as director of Internal Audit with the Company.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program offered to our principal executive officer, and our two other most highly compensated executive officers, or, collectively, our “Named Executive Officers.” This narrative discussion of the compensation objectives, policies and arrangements that apply to our Named Executive Officers is intended to be read in conjunction with the “Summary Compensation Table” and related disclosures set forth below. We are a “smaller reporting company” as defined in applicable SEC rules. In preparing the disclosure in this section, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.” This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following our Annual Meeting may differ materially from the compensation policies and arrangements summarized in this discussion.

Named Executive Officers

Our Named Executive Officers for the year ended December 31, 2023, were:

●	Race A. Randle, our Chief Executive Officer (Principal Executive Officer);

●	Wade K. Kodama, our Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer);

●	Warren H. Haruki, our Former Board Chairman and Chief Executive Officer; and

●	Paulus Subrata, our Former Vice President.

Compensation Overview

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located, and it can be particularly challenging for companies with limited operating histories to recruit and retain executives, and other key employees, with the food industry experience necessary to achieve our goals.

Our Compensation Committee, which is comprised solely of independent directors, assists the Board in developing and reviewing the compensation programs and strategy applicable to our executive officers and directors, and overseeing our overall compensation philosophy. Our Compensation Committee may form and delegate authority to subcommittees, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements. Our Compensation Committee reviews our executive compensation program in light of market compensation amounts paid by companies that compete with us for management talent, taking into account factors such as total enterprise value, total revenue, growth rate, number of employees, and industry.

Compensation Goals and Principles

In developing our executive compensation program, our Compensation Committee is guided by the following goals and principles:

●

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

●	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size and stage of growth; and

●

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The 2017 Plan is the Company’s current equity compensation plan. Participants of the 2017 Plan include named executive officers, non-named executive officer employees and directors of the Company. For named executive officers and non-named executive officers, there is an annual component with a lump sum award and a long-term component where shares are vested over 12 calendar quarters subsequent to the issuance date. The award and grant for the named executive officers are approved and granted by the Compensation Committee. For non-named executive officers, the award and grant are approved by the chief executive officer. For the directors of the Company, the stock compensation component of the annual Board compensation is awarded and granted through the 2017 Plan. The directors’ award amounts are determined by the Annual Compensation Study and accepted by the Compensation Committee and approved by the Board.

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2023. The 2017 Plan was approved by the stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2017 Equity Incentive Stock Award Plan	728,000	$10.45	562,101

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, and paid to each of our Named Executive Officers for the years ended December 31, 2023, and December 31, 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards Annual ($)(1)	Stock Awards Long ($)(2)	All Other Compensation ($)		Total
Race A. Randle (4)(5)	2023	$353,846	(4)	$150,000	(5)	$274,038	$274,038	$97,539	(6)	$1,149,461
Chief Executive Officer
(Principal Executive Officer)

Wade K. Kodama	2023	$210,000		-		$73,500	$73,500	$300	(7)	$357,300
Chief Financial Officer	2022	200,000		-		61,600	61,600	696	(7)	323,896
(Principal Financial Officer and Principal Accounting Officer)

Warren H. Haruki (6)	2023	$146,504	(8)	-		542,861	798,372	$287,593	(9)	$1,775,330
Former Chairperson & Chief Executive Officer	2022	$430,000		-		$473,000	$302,720	$348	(7)	$1,206,068

Paulus Subrata (7)	2023	$78,916	(10)	-		107,003	77,621	$168,083	(11)	$431,623
Former Vice President	2022	$160,000		-		$70,400	$70,400	$696	(7)	$301,496

(1)

Stock Awards Annual includes the annual incentive compensation payable in our common stock. Amounts reflect the aggregate grant date fair value of our common stock in accordance with FASB ASC Topic 718. Refer to the section entitled “Incentive-Based Compensation.”

(2)

Stock Awards Long Term includes the long-term incentive compensation payable in our common stock over three years, vesting quarterly. Amounts reflect the aggregate grant date fair value of our common stock in accordance with FASB ASC Topic 718. Refer to the section entitled “Incentive-Based Compensation.”

(3)	Mr. Randle was appointed as Chief Executive Officer on April 1, 2023.

(4)	Mr. Randle’s 2023 salary amounted to $353,846 ($500,000 base salary prorated from April 1, 2023 to December 31, 2023).

(5)	This amount is comprised of a signing bonus received upon the commencement of Mr. Randle’s employment.

(6)	This amount is comprised Mr. Randle’s relocation allowance.

(7)	This amount is comprised of the value of life insurance benefits.

(8)	This amount is comprised of $119,515 in base salary and $26,989 in PTO payout.

(9)	This amount is comprised of $287,308 in cash based severance and $285 as recognized value of life insurance benefits.

(10)	This amount is comprised of $71,908 in base salary and $7,008 in PTO payout.

(11)	This amount is comprised of $168,000 in cash based severance and $83 as recognized value of life insurance benefits.

Narrative to Summary Compensation Table

Our Compensation Committee has retained the services of Pay Governance, LLC, an outside compensation consultant, to assist in the evaluation of compensation packages offered to our Named Executive Officers. Compensation levels and incentive structures in 2023 and 2022 were based on studies in October 2022 and 2021 by Pay Governance, LLC, of market data from peer companies in the real estate management and development industries comparable to our Company. This applied to all NEO with the exception of Mr. Randle who was hired effective April 1, 2023. Mr. Randle’s compensation was determined by the consensus of the Board of Directors in relation to market compensation for CEO roles across similar companies.

Shares granted for annual incentive compensation are not subject to vesting. In March 2023, 6,718 shares of our common stock were granted to Mr. Kodama for 2022 annual incentive compensation.

In February 2023, 6,720 restricted shares of our common stock that vest quarterly over three years were granted to Mr. Kodama, for 2022 long-term incentive compensation. Messrs. Randle and Kodama have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. The restricted shares will fully vest if there is a change-in-control of the Company, as defined by the Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan, or the 2017 Plan.

Terms of Employment

None of our Named Executive Officers has a written employment agreement with the Company, other than offer letters with Messrs. Randle and Kodama. The material terms of employment for the Named Executive Officers, or the NEO’s, include:

●	Specific responsibilities, duties and professional expectations of the position;
●

Compensation of annual base salary and the Equity Incentive Plan awards of both annual and long-term incentives based on the annual compensation study conducted by independent third party and approved by the Compensation Committee;

●	Executive severance plan (details of the plan are disclosed below);
●	Adherence to the confidentiality obligations; and
●	Adherence to the Code of Business Conduct and Ethics.

Below is a summary of our employment arrangements with each of our NEO’s. For additional information regarding their severance arrangements, refer to the section entitled “Executive Severance Plan.”

Race A. Randle

Pursuant to his employment arrangement with the Company, Mr. Randle received an annual base salary of $500,000, a signing bonus of $150,000 and relocation allowance amounting up to $100,000 of which $97,539 was claimed. In addition, Mr. Randle received an annual incentive award of our common stock equal to 100% achievement of 75% of his prorated base salary. For the year ending December 31, 2023, this amounted to $274,038 at the time of grant. Mr. Randle also receives a long-term incentive award equal to 100% achievement of 75% of his prorated base salary each year, which is subject to quarterly vesting for a period of three years and amounted to $274,038 for the year ending December 31, 2023.

Wade K. Kodama

Pursuant to his employment arrangement with the Company, Mr. Kodama’s annual base salary was $ 210,000. In addition, Mr. Kodama received an annual incentive award of our common stock equal to 100% achievement of 35% of his base salary. For the year ending December 31, 2023, this amounted to $73,500 at the time of grant. Mr. Kodama also receives a long-term incentive award equal to 100% achievement of 35% of his base salary each year, which is subject to quarterly vesting for a period of three years and amounted to $73,500 for the year ending December 31, 2023.

Incentive-Based Compensation

Our Compensation Committee annually reviews and approves an Incentive Compensation Plan for our named executive officers and certain members of management. Payouts under the 2023 and 2022 Incentive Compensation Plans were payable in common stock of the Company and were based on achieving predetermined thresholds under performance measurements weighted as follows: for 2023, adjusted EBITDA (as defined), 20%, real estate thresholds, 20%, leasing thresholds, 20%, resort amenity thresholds, 20% and business operations thresholds, 20%. For 2022, adjusted EBIDTA (as defined), 20%, sale of assets and real estate, 30%, and increase in stockholder value, 50%. During 2023 all thresholds were met with the exception of the Adjusted EBITDA target. For 2022, thresholds were exceeded for all performance measurements with the exception of sale of assets and real estate for resulting in payout percentages of 100% and 88%, respectively.

[WK1]Uncapitalized resort, amenity, business and operations

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2023.

		Stock Awards
Name	Award Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)
Wade K. Kodama	2/21/23	4,480	(2)	$71,187
	2/09/22	446	(3)	$7,087

(1)	The amounts in this column were calculated based on the closing price of our common stock as of December 31, 2023, which was $15.89 as reported by NYSE.

(2)

This amount represents shares subject to a restricted stock award that was granted on February 21, 2023 and remained unvested as of December 31, 2023. The shares vest quarterly over a three-year period and will fully vest if there is a change-in-control of the Company, as defined by the 2017 Plan.

(3)

This amount represents shares subject to a restricted stock award that was granted on February 9, 2022, and remained unvested as of December 31,2023. The shares vest quarterly over a three-year period and will fully vest if there is a change-in-control of the Company, as defined by the 2017 Plan.

Executive Severance Plan

The Company maintains an Executive Severance Plan, or Severance Plan, to retain key executives and encourage such executives to use their best business judgment in managing the affairs of the Company. The Severance Plan is administered by our Compensation Committee and provides certain severance benefits in the event an executive is involuntary terminated. As of December 31, 2023, the Severance Plan covered the Company’s Named Executive Officers.

Under the terms of the Severance Plan, if a participant experiences (a) a separation from service as a result of the participant’s death or disability or (b) an involuntary separation from service by the Company without cause or as a result of the participant’s resignation for good reason, the Company shall pay to the participant certain severance benefits as defined in the Severance Plan. If a participant is terminated by the Company for cause or resigns without good reason, the participant is not entitled to any severance payments or benefits.

The following table shows the potential payments that would have been made to the Company’s Named Executive Officers under the terms of the Severance Plan, assuming a separation date of December 31, 2023:

Name / Benefit	Severance Pay(1)	Incentive Compensation Plan Severance (2)	Health Insurance (3)	Total
Race A. Randle
Termination upon death or disability	$353,846	$-	$-	$353,846
Termination without cause or resignation for good reason	$707,692	$-	$21,876	$729,568

Wade K. Kodama
Termination upon death or disability	$157,500	$56,175	$-	$213,675
Termination without cause or resignation for good reason	$300,000	$112,350	$36,959	$464,309

(1)

Represents a lump sum payment of the named executive officer’s annual base salary multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents severance payments of the NEO’s base salary at the time of termination paid over a period of 24 months for the chief executive officer, 18 months for the chief financial officer in the event of termination without cause or resignation for good reason.

(2)

Represents the average value of the previous two-years of granted incentive awards to the named executive officers multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents the average value of the previous two-years of granted incentive awards to the named executive officers multiplied by 200% for the chief executive officer and 150% for the chief financial officer in the event of termination without cause or resignation for good reason.

(3)

Continued coverage for the participant and any dependents under the Company’s group health plan in which the participant and any dependents were entitled to participate immediately prior to the participant’s separation from service.

PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K of the Exchange Act, the following table sets forth information about the relationship between the compensation actually paid to our executive officers and certain performance metrics of the Company. For further information regarding executive compensation considerations and decisions for our named executive officers, refer to “Executive Compensation” of this Proxy Statement.

Year	Summary Compensation Table Total for Current PEO(1)		Compensation Actually Paid To Current PEO(1)(3)		Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(1)	Average Summary Compensation table total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net Income (loss) ($ in millions)(4)
2023		$1,149,461		$1,188,358	$1,775,330	$1,775,330	$394,462	$365,439	$158.90	$(3,080,000)
2022	$	N/A	$	N/A	$1,206,068	$642,721	$312,696	$293,498	$87.04	$1,787,000
2021	$	N/A		N/A	$1,095,762	$314,375	$164,720	$126,625	$82.23	$(3,420,000)

(1)

This table reflects the amounts reported in the “Summary Compensation Table” for Race A. Randle, our current principal executive officer (the “PEO”), and Warren H. Haruki, our former PEO, for each of the years listed. The non-PEO named executive officers (the “NEOs”) for whom the average compensation is presented in this table are: (i) for fiscal 2023, Wade K. Kodama, (ii) for fiscal year 2022, Mr. Kodama and Paulus Subrata, and (iii) for fiscal year 2021, Mr. Kodama, Mr. Subrata, and Michael S. Hotta. Mr. Hotta served as chief financial officer through September 3, 2021 and Mr. Kodama filled the vacancy for chief financial officer on October 1, 2021.

(2)

The dollar amounts reflected in this column represent the “compensation actually paid” to the PEO and the Non-PEO NEOs, respectively, computed in accordance with Item 402(v) of Regulation S-K. The following table reflects the adjustments made to determine the “compensation actually paid” (all amounts are averages for the Non-PEO NEOs):

Year	Executive(s)	Summary Compensation Table Total	Deduct Stock Awards Granted in Year	Add Year- End Fair Value of Unvested Equity Awards Granted In Year	Change in Fair Value of Unvested Equity Awards Granted in Prior Years	Change in Vesting Date Fair Value of Equity Awards Granted in Prior Years Which Vested in Year	Compensation Actually Paid
2023	Current PEO	$1,149,4611	$(944,655)	$271,431	$0	$399,186	$1,188,358
	Former PEO	$1,775,330					1,775,330
	Non-PEO NEOs	$394,462	$(165,812)	$53,501	$16,017	$67,271	$365,439
2022	Current PEO	N/A	N/A	N/A	N/A	N/A	N/A
	Former PEO	$1,206,068	$(680,000)	$176,667	$(33,341)	$(26,673)	$642,721
	Non-PEO NEOs	$312,696	$(37,250)	$24,833	$(3,768)	$(3,014)	$293,498
2021	Current PEO	N/A	N/A	N/A	N/A	N/A	N/A
	Former PEO	$1,095,762	$(1,003,885)	$261,173	$(34,701)	$(3,974)	$314,375
	Non-PEO NEOs	$247,081	$(134,274)	$44,758	$(27,761)	$(3,180)	$126,625

(3)	Total Shareholder Return, or TSR, is determined based on the value of an initial fixed investment of $100 on December 31, 2021.

(4)	Net Income as reported in our 2023 Annual Report.

(5)

The average Summary Compensation table total for Non-PEO NEOs for the fiscal year ended 2021, includes both Mr. Hotta’s total compensation as chief financial officer for the fiscal year ended 2021 and Mr. Kodama’s total compensation as interim chief financial officer for the remainder of fiscal year 2021.

Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return

Compensation Actually Paid vs. Cumulative Total Shareholder Return
Compensation Actually Paid
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Company Cumulative Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
PEO
NEO Avg
TSR

Relationship Between Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
-$4,000,000
2021
2022
2023
PEO
NEO Avg
Net Income

DIRECTOR COMPENSATION

The following table provides information regarding non-employee director compensation for the fiscal year ended December 31, 2023:

2023 Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards ($)(3)	Total ($)
Glyn Aeppel	$44,967	$67,459	$112,426
John Sabin	$44,967	$67,459	$112,426
Stephen M. Case	$44,967	$67,459	$112,426
David A. Heenan (4)	$20,132	$30,200	$50,332
Anthony P. Takitani	$44,967	$67,459	$112,426
R. Scot Sellers (5)	$57,875	$157.125	$215,000
Arthur C. Tokin (4)	$20,132	$30,200	$50,332

(1)

Compensation for our Chairperson & Chief Executive Officer from January 1, 2023 to March 31, 2023, Warren H. Haruki, is provided in the “Executive Compensation” section below. Mr. Haruki separated from the Company on March 31, 2023 and effective April 1, 2023, R. Scot Sellers was appointed as Chairperson of the Board of Directors.

(2)

Consists of a quarterly retainer. These amounts do not include amounts paid to independent directors to reimburse them for expenses of travel and other reasonable out‑of‑pocket expenses that are related to service on the Board. The quarterly retainer from January 1, 2023 to May 16, 2023 was $11,000 per quarter. Effective May 17, 2023 to December 31, 2023, the quarterly retainer was $10,000 per quarter. Prorations were made for each Director to reflect their service during 2023. Effective April 1, 2023, Mr. Sellers received a separate compensation arrangement from other Directors. The Board Chair’s annual cash retainer amounted to $62,500 to be paid equally over four calendar quarters.

(3)

Aggregate grant date fair value (computed in accordance with FASB ASC topic 718) of stock awards granted in 2023, which vest quarterly. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our 2023 Annual Report. As of December 31, 2023, Ms. Aeppel and Messrs. Case, Heenan, Sabin, Takitani and Tokin each had no restricted shares unvested. Mr. Sellers had 3,980 restricted shares unvested at December 31, 2023.

(4)

Messrs. Heenan and Tokin did not stand for re-election to the Board. Their last day of service was May 16, 2023 at the conclusion of the Annual Meeting. Their cash retainer and stock grants were prorated to 45.75% of $44,000 cash retainer and $66,000 in stock grants.

(5)

Mr. Sellers was a Board Observer prior to being appointed to the Board as Chairperson effective April 1, 2023. For his Board Observer service, Mr. Sellers was paid $11,000 in cash retainer and issued $16,500 in a stock grant which was the equivalent of 1,800 shares of stock. Effective April 1, 2023, Mr. Sellers was appointed as Chairperson of the Board and Chairperson’s compensation was approved as $62,500 cash retainer payable over 4 calendar quarters beginning June 30, 2023 and $187,500 in stock grants issued at $11.78 per share amounting to a total of 15,920 shares to be equally vested over 4 quarters beginning June 30, 2023.

January 1 to May 16, 2023 Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards ($)(3)	Total ($)
Glyn Aeppel	$20,132	$30,200	$50,332
John Sabin	$20,132	$30,200	$50,332
Stephen M. Case	$20,132	$30,200	$50,332
David A. Heenan (4)	$20,132	$30,200	$50,332
Anthony P. Takitani	$20,132	$30,200	$50,332
R. Scot Sellers (5)	$11,000	$16,500	$27,500
Arthur C. Tokin (4)	$20,132	$30,200	$50,332

May 17 to December 31, 2023 Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards ($)(3)	Total ($)
Glyn Aeppel	$24,835	$37,259	$62,094
John Sabin	$24,835	$37,259	$62,094
Stephen M. Case	$24,835	$37,259	$62,094
David A. Heenan (4)	$-	$-	$-
Anthony P. Takitani	$24,835	$37,259	$62,094
R. Scot Sellers (5)	$-	$-	$-
Arthur C. Tokin (4)	$-	$-	$-

Board Chair Compensation effective April 1, 2023 Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards ($)(3)	Total ($)
R. Scot Sellers (5)	$46,875	$140,625	$187,500

In 2023, all non‑employee directors received cash retainer fees per the detailed tables for the various payment periods shown above.. Each director is expected to perform committee service and to attend meetings; therefore, we do not pay additional compensation for committee service or for attending meetings. Non‑employee directors were also granted restricted common stock, or restricted shares under the 2017 Plan for the calendar year, which vest quarterly. The directors have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. Both the cash retainer and restricted share vesting will be prorated to the last date of service should a director depart the Board for any reason, or not be re-elected to the Board. Any unpaid cash retainer and unvested restricted shares due to the Directors departure from the Board will be cancelled.

In 2023, Mr. Sellers was granted 13,740 shares, all shares were vested at December 31, 2023 with the exception of 3,980 restricted, unvested shares that will vest on March 31, 2024. Messrs. Case, Sabin and Takitani and Ms. Aeppel were each granted 6,659 shares, all shares were vested at December 31, 2023. Messrs. Heenan and Tokin were each issued 2,710 shares which were vested at December 31, 2023.

In 2022, Messrs. Case, Heenan, Takitani and Tokin were each granted 6,488 restricted shares –1,622 shares vesting quarterly (fair value on December 31, 2022, of $9.44 per share). In 2022, Ms. Aeppel and Mr. Sabin were each granted 2,968 shares, 1,346 shares vested on September 30, 2022, and 1,622 shares vested on December 31, 2022 (fair value on December 31, 2022, of $9.44 per share).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 21, 2024, by (i) each beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our Named Executive Officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Approximate Percent of Class(1)
BENEFICIAL OWNER OF MORE THAN 5% OF SHARES OF COMMON STOCK
TSP Capital Management Group, LLC(2)	1,228,029	6.24%
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3)
Stephen M. Case(4)	11,993,165	60.94%
Race A. Randle	33,511	*
Wade K. Kodama	19,064	*
Anthony P. Takitani	52,788	*
Glyn Aeppel	12,751	*
John Sabin	12,751	*
R. Scot Sellers(5)	18,804	*
A. Catherine Ngo	3,124	*
Ken Ota	3,124	*
All Directors and Executive Officers as a group (seven persons)	12,149,082	61.73%

*	Less than 1%

(1)

Information in this table concerning directors and named executive officers is based upon information supplied by our directors and named executive officers. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 19,680,996 shares of common stock outstanding as of March 21, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of May 15, 2024, are deemed outstanding.

(2)

Based on a Schedule 13G/A dated January 11, 2024, filed with the SEC. The Schedule 13G/A states that TSP Capital Management Group, LLC has sole dispositive power with respect to 1,228,029 shares of our common stock. The business address of TSP Capital Management Group, LLC is 382 Springfield Avenue, Suite 500, Summit, New Jersey 07901.

(3)	The business address of each director and named executive officer listed is c/o Maui Land & Pineapple Company, Inc., 500 Office Road, Lahaina, Hawaii 96761.

(4)

Substantially all shares beneficially owned by Stephen M. Case are indirectly owned by the Stephen M. Case Revocable Trust. Mr. Case is the sole trustee of the Stephen M. Case Revocable Trust and has the sole power to vote the stock and to sell or otherwise make investment decisions with respect to the shares. Mr. Case has pledged 7,814,012 of his shares to Bank of Hawaii as collateral security for certain obligations.

(5)

On March 14, 2023, the Board approved the appointment of Mr. Sellers to serve as a member and Chairperson of the Board, effective April 1, 2023, with a term that expires at the Annual Meeting, or until his earlier resignation or removal.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our policy with regard to related party transactions is that all material transactions are to be reviewed by our Audit Committee for any possible conflicts of interest. A “related party transaction” that must be disclosed in this Proxy Statement includes any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding Common Stock. Our Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the terms of the transaction; and (iii) the terms available to unrelated third parties or to employees generally. Our Audit Committee will generally seek consensus of the transaction from the independent directors. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the committee’s deliberations.

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

Our Audit Committee has appointed Accuity LLP as our independent registered public accounting firm for fiscal year 2024. Management considers Accuity LLP to be well-qualified to serve as our independent registered public accounting firm. A representative of Accuity LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement. The representative also will be available to respond to appropriate questions.

Stockholder ratification of the selection of Accuity LLP as our independent registered public accounting firm is required by our Articles of Association. If our stockholders fail to ratify the selection, the Audit Committee may select a different firm until the next annual meeting of stockholders or may submit the new firm to our stockholders for ratification.

Independent Registered Public Accounting Firm

Fees for services performed for us by our independent registered public accounting firm, Accuity LLP, for the years ended December 31, 2022, and 2021, including expenses incurred in connection with these services, were as follows:

	2023	2022
Audit Fees	$186,000	$167,400
Audit-Related Fees	10,000	—
Tax Fees	49,175	34,900
All Other Fees	—	—
Total Fees	$245,715	$202,300

Auditor Information:

Auditor Name:	Accuity LLP
Auditor Firm ID:	ID 2866
Auditor Location:	Honolulu, Hawaii

Audit Fees

Audit fees are primarily attributable to professional services rendered in connection with the audits of our consolidated financial statements in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022 and the reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10‑Q.

Audit-Related Fees

We incurred $10,000 in fees billed by Accuity LLP for professional services under “Audit-Related Fees.”

Tax Fees

Tax fees were for professional services rendered for tax compliance and various tax consultations.

Our Audit Committee has considered whether the provision of these tax services by Accuity LLP is compatible with maintaining the independence of Accuity LLP and has determined that the provision of such services by Accuity LLP has not adversely affected the independent registered public accounting firm’s independence.

All Other Fees

There were no fees billed by Accuity LLP for professional services under “All Other Fees.”

Audit Committee Policy—Approval of Fees

It is the policy of our Audit Committee that all audit and permissible non‑audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee. As part of this review, our Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. All of the above-described services provided by Accuity LLP were approved in advance by the Audit Committee.

Recommended Vote

The ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2024 requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a routine matter under applicable stock exchange rules. Because a bank, broker or other Nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the Company’s quarterly condensed consolidated financial statements and related Forms 10‑Q for 2023, and the Company’s annual audited consolidated financial statements and related 2023 Annual Report, prior to submitting the respective filings.

The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board and applicable SEC requirements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the 2023 Annual Report.

Audit Committee:

Glyn Aeppel (Chairperson)

A. Catherine Ngo

Anthony P. Takitani

Ken Ota

The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this report by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the Proxy Materials. A single set of the Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Proxy Materials, please notify your broker or the Company. Direct your written request to Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, HI 96761, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the Proxy Materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Materials.

ADDITIONAL INFORMATION

We will provide without charge to each person, including any beneficial owner of our common stock to whom a copy of the Proxy Materials has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated into these Proxy Materials by reference, including a copy of our 2023 Annual Report. Requests for copies should be directed to: Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, HI 96761, Attention: Investor Relations.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ R. SCOT SELLERS
R. Scot Sellers
Chairperson
Lahaina, Hawaii

March 28, 2024

Maui Land & Pineapple
Company, Inc.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas. [X]

## 2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

01 - R. Scot Sellers, Chairman
02 - Stephen M. Case
03 - John Sabin
04 - Glyn Aeppel
05 - Anthony P. Takitani
06 - A. Catherine Ngo
07 - Ken Ota

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

| 01 | 02 | 03 | 04 | 05 | 06 | 07 |
|---|---|---|---|---|---|---|
| ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE 2024 ANNUAL MEETING.

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1UPX 608923

03Z28A

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

**Maui Land & Pineapple Company, Inc.**

VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 10:00 a.m. Hawaii Standard Time on May 15, 2024.

**Online**
Go to www.envisionreports.com/mlp or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money!**
Sign up for electronic delivery at www.envisionreports.com/mlp

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

## 2024 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

01 - R. Scot Sellers, Chairman
02 - Stephen M. Case
03 - John Sabin
04 - Glyn Aeppel
05 - Anthony P. Takitani
06 - A. Catherine Ngo
07 - Ken Ota

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

| 01 | 02 | 03 | 04 | 05 | 06 | 07 |
|---|---|---|---|---|---|---|
| ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE 2024 ANNUAL MEETING.

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT
1 U P X 6 0 8 9 2 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03227B